UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2021 (Date of earliest event reported)

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39679	85-2642786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $17.50 per share	MIMO WSC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On October 28, 2021, Airspan Networks Holdings Inc. (the “Company”) appointed Divya Seshamani to the Board of Directors (the “Board”) of the Company. Ms. Seshamani was also appointed to serve as a member of audit, nominating and corporate governance and technology and cybersecurity committees of the Board.

The Board has determined that Ms. Seshamani qualifies as an independent director under the listing standards of the NYSE American.

In connection with her appointment as a director, on October 28, 2021, the Company entered into an offer letter (the “Offer Letter”) with Ms. Seshamani, pursuant to which she agreed to serve as a director. Under the terms of the Offer Letter, Ms. Seshamani will receive compensation of $50,000 annually for her Board service, plus reimbursement of reasonable and documented expenses, as well as additional fees for serving on Board committees. Ms. Seshamani will also receive a grant of 20,173 restricted stock units (“RSUs”) under the Company’s 2021 Stock Incentive Plan, and will be eligible for additional RSU grants as determined by and subject to approval by the Board. In connection with her appointment, Ms. Seshamani also entered into the Company’s standard form of indemnification and advancement agreement.

Ms. Seshamani, 43, has served as the Managing Partner of Greensphere Capital LLP since 2011. From 2014 to 2017, she was a partner at TPG Europe LLP. A World Economic Forum Young Global Leader for her work in sustainable and impact investing, Ms. Seshamani was previously a council member of the Royal Institute of International Affairs (Chatham House) for two consecutive terms. She is currently a Non-Executive Director of Forterra PLC, a FTSE-250 British manufacturing business. She was appointed by the Secretary of State to advise the UK Government as a member of the HMG’s Council for Sustainable Business, where she leads the Net-Zero Initiative. Ms. Seshamani holds a Bachelor’s degree and Master’s degree in Politics, Philosophy and Economics from Oxford University and a Master’s in Business Administration from Harvard University.

Item 8.01 Other Events

A copy of the Company’s press release announcing the appointment of Ms. Seshamani to the Board is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 1, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2021	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 1, 2021
104	Cover Page Interactive Data File

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